As filed with the Securities and Exchange Commission on July 2, 2015

Registration No.333-177404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AURICO GOLD INC.

(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	1040	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Yonge Street, Suite 1601

Toronto, Ontario, Canada M5C 1T4

(647) 260-8880

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 894-8700

(Name, address (including zip code) and telephone number (including area code)

of agent for service in the United States)

Copy to:

Christopher J. Cummings

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West, Suite 3100

Toronto, ON M5K 1J3

Telephone: (416) 504-0520

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check appropriate box below):

	1.	☐	Pursuant to Rule 467(b) on October 26, 2011 at 5:00 p.m., New York City time.

	2.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Form F-10 Registration Statement (File No. 333-177404) (the “Registration Statement”) of AuRico Gold Inc. (“AuRico”).

AuRico is filing this Post-Effective Amendment to the Registration Statement to withdraw and remove from registration the unissued and unsold securities issuable by AuRico pursuant to such Registration Statement.

Pursuant to the arrangement agreement (the “Arrangement Agreement”), dated as of April 12, 2015, among AuRico and Alamos Gold Inc. (“Alamos”), on July 2, 2015, AuRico will amalgamate with Alamos.

As a result of the transactions contemplated by the Arrangement Agreement, AuRico is terminating all offerings of its securities pursuant to the Registration Statement. Because AuRico will cease to be a listed entity following the Arrangement, AuRico hereby removes and withdraws from registration any and all securities of AuRico registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on July 2, 2015.

AURICO GOLD INC.

By:	/s/ Scott G. Perry
Scott G. Perry President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Scott G. Perry Scott G. Perry	President, Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2015

/s/ Robert J. Chausse Robert J. Chausse	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 2, 2015

* Alan R. Edwards	Chairman of the Board and Director	July 2, 2015

Mark J. Daniel	Director	July 2, 2015

* Richard M. Colterjohn	Director	July 2, 2015

* Joseph G. Spiteri	Director	July 2, 2015

Janice Stairs	Director	July 2, 2015

* Ronald E. Smith	Director	July 2, 2015

Patrick D. Downey	Director	July 2, 2015

*By: /s/ Scott G. Perry Scott G. Perry	Attorney-in-fact	July 2, 2015

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of AuRico Gold Inc., in the City of Toronto, on July 2, 2015.

AURICO GOLD (USA) INC.
(Authorized Representative)

By:	/s/ Scott G. Perry
Name:	Scott G. Perry
Title:	President, Chief Executive Officer and Director